UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

As previously disclosed, Albany Molecular Research, Inc. (the "Company") received a warning letter, dated August 17, 2010, from the U.S. Food and Drug Administration (FDA) in connection with the FDA's inspection of the Company's pharmaceutical manufacturing facility located in Burlington, Massachusetts.  The Company acquired the facility on June 14, 2010.  The Company has been working to resolve the issues identified in the warning letter and has provided the FDA with interim updates as well as its final update in May, 2011.

From June 8, 2011 through June 28, 2011, the FDA conducted a re-inspection of the Company's Burlington facility.  On June 28, 2011, the FDA issued a Form 483 report to the Company which included 7 inspectional observations.

On September 26, 2011, the Company issued a press release announcing the receipt of a letter from the FDA regarding the Company’s written responses dated July 20, 2011 to the August 2010 warning letter and the June 2011 Form 483.  The letter states that corrective actions proposed by the Company, once fully implemented, should adequately address the observations made by the FDA investigators.   The letter also indicates that the Company’s corrective actions will be verified by the FDA at the next facility inspection.

The full text of the press release and the letter received from the FDA, which were posted on the Company’s internet website, are furnished as Exhibits 99.1 and 99.2 hereto and are incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press release dated September 26, 2011, issued by Albany Molecular Research, Inc.

	99.2	Letter from U.S. Food and Drug Administration to Thomas E. D’Ambra dated September 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2011	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Mark T. Frost
Senior Vice President, Administration, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 26, 2011

99.2	Letter from U.S. Food and Drug Administration to Thomas E. D’Ambra dated September 13, 2011.